UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   November 28, 2005
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code  (708) 349-3300
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 29, 2005 the company entered into a contract to sell its Orland Park, IL manufacturing and corporate headquarters for $28.5 million, a press release announcing this transaction was filed with the SEC under Form 8-K on August 31, 2005. This transaction is expected to close in two phases over approximately an eighteen-month period. The company’s corporate headquarters will relocate to a leased facility in Westchester, IL. during the second quarter of fiscal 2006. The company also plans to construct a state-of-the-art manufacturing and office facility in Joliet, IL., and expects construction to be completed in 2007. On November 28, 2005, the company signed an amendment to this agreement that reduced the purchase price by up to $2.7 million, of which $1.7 million will be placed in escrow to be used for remediation of potential environmental issues. A copy of the Purchase and Sale Agreement is attached hereto as exhibit 99.1 and the first amendment thereto is attached hereto as exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
99.1	Agreement for Purchase and Sale of Real Estate

99.2	First Amendment to Agreement for Purchase and Sale of Real Estate dated November 28, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

Date: November 28, 2005	By:	/s/ Marty Kittrell

Marty Kittrell
Chief Financial Officer